EXHIBIT 99.1
Signet Jewelers Limited (NYSE and LSE: SIG)

SIGNET APPOINTS RONALD RISTAU AS CHIEF FINANCIAL OFFICER

Hamilton, Bermuda, April 13, 2010 - Signet Jewelers Ltd (“Signet”) today announced that it has appointed Ronald (“Ron”) Ristau as Chief Financial Officer (“CFO”) with effect from June 26, 2010.  He will join Signet on April 15, 2010 as Chief Financial Officer Designate and will be based in Akron, Ohio.  He succeeds Walker Boyd who retires, as previously announced, on June 25, 2010.

Mr Ristau spent ten years with New York & Company, Inc. (a specialty retailer of women’s apparel) and its predecessors, from 1998, most recently as President, CFO and Director.  He was responsible for Accounting, Financial Planning, Treasury, Information Technology, Real Estate, Technical Services, General Counsel, Merchandise Planning and Allocation, and Sourcing and Distribution.  He was a leader in the private equity and management buy-out of the company from The Limited, Inc. in 2002 and played a leading role in its subsequent initial public offering on the New York Stock Exchange in 2004.  He has also held posts at Revlon, Inc., Playtex International, United Technologies Corporation and Peat, Marwick Mitchell & Co.  Mr Ristau is a Certified Public Accountant, and earned his MBA from the Fuqua School of Business, Duke University and BBA from Roanoke College.

Terry Burman, Chief Executive, commented: “We are delighted to have recruited such a strong candidate as Ron to be Signet’s CFO.  His detailed hands-on retail experience, as well as his time as the CFO of a NYSE listed company, means he brings valuable experience to Signet.”

Ron Ristau commented: “Signet is a great company that has established itself as one of the leading retailers in both the US and the UK.  It has succeeded by focusing on the basic retail disciplines, and has a great culture of excellence in execution and continuous improvement.  I very much look forward to working with everyone at Signet.”

Enquiries:	Terry Burman, Chief Executive, Signet Jewelers	+1 441 296 5872
	Tim Jackson, Investor Relations Director	+1 441 296 5872

Press:	Alecia Pulman, ICR, Inc.	+1 203 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet operated 1,913 specialty retail jewelry stores at January 30, 2010; these included 1,361 stores in the US, where it trades as “Kay Jewelers”, “Jared The Galleria Of Jewelry”, and under a number of regional names.  At that date Signet operated 552 stores in the UK, where it trades as “H.Samuel”, “Ernest Jones”, and “Leslie Davis”.  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

This release includes statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, our results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates.  The use of the words 'expects,' 'intends,' 'anticipates,' 'estimates,' ‘predicts,’ ‘believes,’ ‘should,’ ‘potential,’ 'may,' 'forecast,' 'objective,' 'plan,' or 'target,' and other similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of the Company and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet’s business, and financial market risks.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the “Risk Factors” section of the Company’s fiscal 2010 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2010 and other filings made by the Company with the Commission.  Actual results may differ materially from those anticipated in such forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein may not be realized.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.